UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

New Patriot Transportation Holding, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-36605	47-2482414
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 W. Forsyth St. 7th Floor, Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 396-5733

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Separation-Related Agreements

On May 28, 2014, Patriot Transportation Holding, Inc. (the “Company”) entered into a separation and distribution agreement with FRP Holdings, Inc. (“FRP”), pursuant to which FRP agreed to transfer its transportation business to the Company (the “Separation”) and distribute 100% of the outstanding common stock of the Company to FRP shareholders in a tax-free distribution (the “Distribution”). The Distribution was made at 11:59 p.m., Eastern Time, on January 30, 2015, to FRP shareholders of record as of the close of business on January 9, 2014. As a result of the Distribution, the Company is now an independent public company and its common stock is listed under the symbol “PATI” on the NASDAQ Global Select Market.

In connection with the Separation and Distribution, on January 30, 2015, Patriot Transportation Holding, Inc. (“Patriot”) entered into the following agreements with FRP Holdings, Inc. (“FRP”):

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement; and

•	Transition Services Agreement.

Separation and Distribution Agreement.

The Separation and Distribution Agreement sets forth Patriot’s agreement with FRP regarding the principal transactions necessary to separate Patriot from FRP.

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement provides for certain transfers of assets and assumptions of liabilities that are necessary so that Patriot and FRP retain the assets of, and the liabilities associated with, their respective businesses. The Separation and Distribution Agreement requires Patriot and FRP to use reasonable efforts to obtain consents, approvals, and amendments required to novate or assign the assets and liabilities that are transferred.

The Distribution. The Separation and Distribution Agreement governs the rights and obligations of the parties regarding the distribution. The Separation and Distribution Agreement provides that FRP shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Distribution Date, to each holder of record of FRP common stock as of the record date, by means of a pro rata dividend, one share of Patriot common stock for every three shares of FRP common stock held on the record date. Fractional shares will be aggregated and sold in the market, and the net proceeds will be distributed to the shareholders.

Conditions. The Separation and Distribution Agreement provides that the distribution is subject to several conditions that must be satisfied or waived by FRP in its sole discretion. All of the conditions to the distribution have been satisfied.

Insurance Matters. Patriot is responsible for obtaining and maintaining at its own cost all of its own insurance coverage following the separation. Following the separation, FRP is permitted to make claims under any applicable liability policies maintained by Patriot for events occurring before the separation without violating any anti-assignment provisions in the insurance policies. In no event shall either party (or their subsidiaries) have liability or obligation whatsoever to the other party (or its subsidiaries) in the event that any insurance policy or other contract or policy of insurance shall be terminated or otherwise cease to be in effect for any reason whatsoever or shall not be renewed or extended beyond the current expiration date.

Releases and Indemnification. Except as otherwise provided in the Separation and Distribution Agreement, each party releases and forever discharges the other party and its subsidiaries and affiliates from all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or any conditions existing or alleged to have existed on or before the separation. These releases will not extend to obligations or liabilities under any agreements between the parties that remain in effect following the separation pursuant to the Separation and Distribution Agreement, the Tax Matters Agreement, the Employee Matters Agreement or the Transition Services Agreement.

In addition, the Separation and Distribution Agreement provides for cross-indemnities that, except as otherwise provided in the Separation and Distribution Agreement, are principally designed to place financial responsibility for the obligations and liabilities of the transportation business with Patriot and financial responsibilities for the obligations of liabilities of the real estate business with FRP.

Tax Matters Agreement.

The Tax Matters Agreement governs FRP’s and our respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for federal income tax purposes), tax attributes, tax returns, tax contests and certain other tax matters.

In general, under the Tax Matters Agreement, responsibility for taxes for periods prior to the distribution will be allocated in the following manner:

•	with respect to any U.S. federal income taxes of the affiliated group of which FRP is the common parent, Patriot generally will be responsible for such taxes to the extent attributable to the transportation business and all Patriot federal income tax filings and FRP generally will be responsible for all other such taxes;

•	with respect to U.S. state or local income taxes, Patriot generally will be responsible for such taxes to the extent attributable to the transportation business and all Patriot income and franchise tax filings and FRP generally will be responsible for all other such taxes;

•	with respect to any U.S. state or local property taxes, Patriot generally will be responsible for such taxes to the extent attributable to property owned by Patriot or one of its subsidiaries, and FRP generally will be responsible for all other such taxes; and

In addition, the Tax Matters Agreement imposes certain restrictions on Patriot and its subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the distribution and certain related transactions. The Tax Matters Agreement provides special rules allocating tax liabilities in the event the distribution, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, Patriot is responsible for any taxes imposed on FRP that arise from the failure of the distribution and certain related transactions to qualify as a tax-free transaction for federal income tax purposes within the meaning of Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Code to the extent that the failure to qualify is attributable to actions, events, or transactions relating to our stock, assets or business, or a breach of the relevant representations or covenants made by Patriot in the Tax Matters Agreement.

The Tax Matters Agreement also sets forth the parties' obligations as to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Employee Matters Agreement.

The Employee Matters Agreement governs the parties' compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The Employee Matters Agreement provides for the treatment of outstanding FRP equity awards and certain other outstanding annual and long-term incentive awards. The Employee Matters Agreement will provide that, after the effective date, employees of the transportation business will continue to participate in Patriot’s existing employee benefit program. With respect to stock option plans, FRP has assumed Patriot’s existing stock option plans, and Patriot has adopted a new equity incentive plan.

The Employee Matters Agreement will also provide that (i) the distribution does not constitute a change in control under existing plans, programs, agreements or arrangements and (ii) the distribution and the assignment, transfer or continuation of the employment of employees with another entity will not constitute a severance event under the applicable plans, programs, agreements or arrangements.

Transition Services Agreement.

The Transition Services Agreement sets forth the terms on which Patriot will provide to FRP, on a temporary basis, certain services or functions that the companies historically have shared. Transition services will include various corporate services. The Transition Services Agreement has a 12 month term with renewal options. FRP will compensate Patriot at an agreed rate for the transition services, including an allocable share of their total compensation and benefit costs.

The foregoing descriptions of these agreements are summaries of the material terms of these agreements; for the complete text of these agreements, please see the agreements filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2 and 10.3 each of which is incorporated herein by reference.

The summary is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement and Transition Services Agreement attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively.

Debt Arrangements

Credit Facilities - In connection with the spin-off, on January 30, 2015, we entered into a new five year credit agreement with Wells Fargo Bank N.A., that replaces FRP’s line of credit with Wells Fargo. The new credit agreement provides a $25 million revolving line of credit with a $10 million sublimit for stand-by letters of credit. The amounts outstanding under the credit agreement bear interest at a rate of 1.0% over LIBOR, which rate may change quarterly based on the Company’s ratio of consolidated total debt to consolidated total capital. A commitment fee of 0.15% per annum is payable quarterly on the unused portion of the commitment, which fee may change quarterly based on the ratio described above. The credit agreement contains certain conditions and financial covenants, including limitations on the payment of cash dividends that are based on the Company’s consolidated retained earnings. In connection with the new credit facilities, The Company assumed and refinanced approximately $5.1 million of indebtedness of the Company that was attributable to the transportation group.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05	Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the Distribution, the Board adopted a Financial Code of Ethical Conduct and a Code of Business Conduct and Ethics on January 28, 2015. The Company’s Financial Code of Ethical Conduct and the Code of Business Conduct and Ethics are filed with this Current Report on Form 8-K as Exhibits 14.1 and 14.2 and are available under the Corporate Governance section of the Company’s website at www.patriottrans.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Separation and Distribution Agreement, dated as of January 30, 2015, by and between FRP Holdings, Inc. and Patriot Transportation Holding, Inc.

10.1	Tax Matters Agreement, dated as of January 30, 2015, by and among FRP Holdings, Inc. and Patriot Transportation Holding, Inc.

10.2	Employee Matters Agreement, dated as of January 30, 2015, by and between FRP Holdings, Inc. and Patriot Transportation Holding, Inc.

10.3	Transition Services Agreement, dated as of January 30, 2015, by and between FRP Holdings, Inc. and Patriot Transportation Holding, Inc.

14.1	Patriot Transportation Holding, Inc. Code of Business Conduct and Ethics, adopted January 28, 2015.

14.2	Patriot Transportation Holding, Inc. Financial Code of Ethical Conduct, adopted January 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRP Holdings, Inc.

Date: February 2, 2015	By:	/s/ John D. Milton, Jr.
John D. Milton, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Separation and Distribution Agreement, dated as of January 30, 2015, by and between FRP Holdings, Inc. and Patriot Transportation Holding Inc.

10.1	Tax Matters Agreement, dated as of January 30, 2015, by and among FRP Holdings, Inc., and Patriot Transportation Holding Inc.

10.2	Employee Matters Agreement, dated as of January 30, 2015, by and between FRP Holdings, Inc. and Patriot Transportation Holding Inc.

10.3	Transition Services Agreement, dated as of January 30, 2015, by and between FRP Holdings, Inc. and Patriot Transportation Holding Inc.

14.1	Patriot Transportation Holding, Inc. Code of Business Conduct and Ethics, adopted January 28, 2015.

14.2	Patriot Transportation Holding, Inc. Financial Code of Ethical Conduct, adopted January 28, 2015.